Exhibit 99.1

CONTINENTAL RESOURCES, INC. PLANS TO ANNOUNCE FOURTH QUARTER 2008 RESULTS ON THURSDAY, FEBRUARY 26, 2009

ENID, OKLAHOMA – February 2, 2008/PR Newswire – FirstCall/Continental Resources, Inc. (NYSE:CLR) Continental Resources, Inc plans to publish its fourth quarter 2008 earnings press release on Thursday, February 26, 2009 before the opening of trading on the New York Stock Exchange. The Company plans to host a conference call on the same day at 10 a.m. ET to discuss its results for the quarter.

Those wishing to listen to the conference call may do so via the Company’s web site at www.contres.com or by phone:

Continental Resources Fourth Quarter 2008 Conference Call

Time and date:	10 a.m. ET
Thursday, Feb. 26, 2009
Dial in:	888-713-4217
Intl. dial in:	617-213-4869
Pass code:	65130417

A replay of the conference call will be available later for 30 days on the Company’s web site or by dialing:

Replay number:	888-286-8010
Intl. replay	617-801-6888
Pass code:	18971146

Those who wish to participate in the conference call via telephone may use the following link to pre-register for this conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. They may pre-register at any time, including up to and after the call start time. To pre-register please go to: https://www.theconferencingservice.com/prereg/key.process?key=PDLFU3NRM

Continental Resources is a crude-oil concentrated, independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its operations in large new and developing plays where horizontal drilling, advanced fracture stimulation and enhanced recovery technologies provide the means to economically develop and produce oil and natural gas reserves from unconventional formations.

CONTACTS: Continental Resources, Inc.	Media
Warren Henry, VP Investor Relations	Brian Engel, VP Public Affairs
580-548-5127	580-249-4731
warrenhenry@contres.com	brianengel@contres.com